Subsidiaries of the Registrant
(as of December 31, 2014)

COMPANY	%	JURISDICTION
XL Group plc		Ireland
Green Holdings Limited		Bermuda
XLIT Ltd.		Cayman
XL Company Switzerland LLC		Switzerland
EXEL Holdings Limited		Cayman
X.L. Property Holdings Limited		Bermuda
XL Insurance (Bermuda) Ltd		Bermuda
Mid Ocean Holdings Ltd.		Bermuda
XL London Market Group Ltd		UK
Dornoch Limited		UK
XL London Market Ltd- Syndicate 1209		UK
XL Re Ltd		Bermuda
ECS Reinsurance Company Inc.		Barbados
Fundamental Insurance Investments Ltd.		Bermuda
XL Underwriting Managers Ltd.		Bermuda
New Ocean Capital Management Limited	65.6	Bermuda
New Ocean Market Value Cat Fund Ltd.***	100	Bermuda
New Ocean Focus Cat Fund Ltd.***	50	Bermuda
Vector Reinsurance Ltd.***	70	Bermuda
XL Re Europe SE		Ireland
XL Insurance (Gibraltar) Limited		Gibraltar
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Resseguros Brasil S.A.		Brazil
XL Re Latin America (Argentina SA)	80	Argentina
XL Re Latin America Ltd Escritório de Representação no Brasil Ltda		Brazil
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Services UK Limited		UK
XL Insurance Company SE		UK
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Insurance (China) Company Ltd	49	China
XL Seguros Brasil S.A.		Brazil
XL Holdings Proprietary Limited		South Africa
XL AB (PTY) Ltd		South Africa
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada
X.L. America, Inc. *		Delaware
XL Financial Solutions, Inc.		Delaware
XLA Garrison L.P.		Delaware
XL Reinsurance America Inc.		New York
XL Insurance (China) Company Ltd	51	China

Greenwich Insurance Company		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc.		Delaware
XL Select Insurance Company		Delaware
XL Insurance Company of New York, Inc.		New York
XL Group Investments LLC		Delaware
XL Group Investments Ltd		Bermuda
XL Specialty Insurance Company		Delaware
Indian Harbor Insurance Company		Delaware
Global Ag Insurance Services, LLC		California
XL Global, Inc.		Delaware
X.L. Global Services, Inc.		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company		Illinois
ECS, Inc. (In Liquidation)		Pennsylvania
XL Investments Ltd		Bermuda
XL Capital Products Ltd		Bermuda
Blunt Underwriting Services Limited		UK
XL Insurance Guernsey Limited		Guernsey
Garrison Investments Inc. **		Barbados
XL (SPECIALTY) S.a.r.l.		Luxembourg
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina SA)	20	Argentina
XL Insurance Switzerland Ltd		Switzerland
XL Services Switzerland Ltd		Switzerland
XL India Business Services Private Limited		India
XL Seguros Mexico SA de CV		Mexico

(*) - General Parter of XLA Garrison L.P.
(**) - Limited Partner of XLA Garrison L.P.
(***) - Preferred Share Ownership